UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2009

VERICHIP CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

See the disclosure provided in Item 3.02 below.

Item 3.02     Unregistered Sales of Equity Securities.

On March 3, 2009, VeriChip Corporation (the “Company”) entered into a settlement agreement related to the previously disclosed lawsuit filed against the Company and other named defendants by Jerome C. Artigliere (“Plaintiff”). The Company believes that entering into the settlement is positive for the Company, as settling this litigation now will enable management to focus its efforts on the Company’s business and other business opportunities.

Under the settlement agreement, the Company agreed, among other things, to issue shares of its common stock to Plaintiff or Plaintiff’s designees (the “Stock Recipients”) valued at $250,000 (the “Target Value”). The Company delivered 859,599 shares of its common stock to an escrow agent for the benefit of the Stock Recipients which number of shares was determined by dividing the Target Value plus 20% by the volume weighted average price per share (“VWAP”) of the Company’s common stock as reported on the Nasdaq Global Market for the 10 consecutive trading day period preceding the execution date of the settlement agreement.

The ultimate number of shares distributed from the escrow to the Stock Recipients will be determined by the VWAP at the time of the distribution. The Company plans to file a registration statement registering the resale of such shares within 45 days of the date of the settlement agreement. If the value of the shares in the escrow exceeds the Target Value on the effective date of the registration statement, such overage in the escrow will be returned to the Company. If the number of shares in the escrow is less than the Target Value on the effective date of the registration statement, the Company will be required to issue additional shares to the Stock Recipients to cover the difference.

In the event the registration statement is not declared effective by September 3, 2009, the Stock Recipients will be entitled to shares of the Company’s common stock valued at the Target Value plus 20%. Similarly, the Stock Recipients must return to the Company those shares representing the excess value, and the Company will be required to issue additional shares to the Stock Recipients to cover any difference between this value and the number of shares issued.

The shares of common stock will be issued to the Stock Recipients without registration in reliance upon the exemption provided, among others, by Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering. Digital Angel Corporation, the Company's former parent company, has also settled its dispute with Plaintiff.

Additionally, the Company’s obligation under the settlement agreement includes a payment to Plaintiff of $275,000, a portion of which is for his legal fees, which had been recorded by the Company in the financial statements as of December 31, 2008. The Company anticipates recording the impact of this settlement in its statements of cash flows and operations in the quarter ending March 31, 2009. The settlement agreement also contains a confidentiality clause, which if breached could give the Company the ability to reclaim amounts from Plaintiff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: March 4, 2009

/s/ William J. Caragol
William J. Caragol Acting Chief Financial Officer